Exhibit 10.19
OMNIBUS THIRD AMENDMENT TO FRANCHISE AGREEMENT
THIS OMNIBUS THIRD AMENDMENT TO FRANCHISE AGREEMENT AMENDMENT (the “Third Amendment”) is effective as of November 1st, 2021 (the “Effective Date”) by and among:
(1)HYATT FRANCHISING LATIN AMERICA, L.L.C. (“Hyatt”), a limited liability company organized and existing under the laws of the State of Delaware (U.S.A.) with its principal place of business located at 150 North Riverside Plaza, Chicago, Illinois 60606, U.S.A;
(2)CAMERON DEL CARIBE, S. DE R.L. DE C.V. (“Ziva Cancun Franchisee”), a limited liability company organized and existing under the laws of United Mexican States with its principal place of business located at Boulevard Kukulkan Manzana 51, Lote 7, Punta Cancun, Zona Hotelera, Benito Juarez, Quintana Roo, Mexico, C.P. 77500;
(3)GRAN DESING & FACTORY, S. DE R.L. DE C.V., as successor by merger to The Royal Cancun S. de R.L. de C.V. (“Zilara Cancun Franchisee”), a limited liability company organized and existing under the laws of United Mexican States with its principal place of business located at Boulevard, Kukulcan KM 11.5, HZ, Cancun, 77500, Quintana Roo, Mexico;
(4)PLAYA HALL JAMAICAN RESORT LIMITED (“Rose Hall Franchisee”), a limited liability company organized and existing under the laws of Jamaica with its principal place of business located at Rose Hall, Trelawny, Jamaica;
(5)PLAYA CABOS BAJA, S. DE R.L. DE C.V. (“Ziva Los Cabos Franchisee”), a limited liability company organized and existing under the laws of United Mexican States with its principal place of business located at Paseo del Malecon, Lt 5, 23405 San Jose del Cabo, Los Cabos, Baja California Sur, Mexico;
(6)CAMERON DEL PACIFICO, S. DE R.L. DE C.V. (“Ziva Puerto Vallarta Franchisee”), a limited liability company organized and existing under the laws of United Mexican States with its principal place of business located at Carretera Barra de Navidad KM 3.5, Playa Las Estacas, Puerto Vallarta, Jalisco, Mexico C.P. 48390; and
(7)PLAYA DOMINICAN RESORT B.V. (“Cap Cana Franchisee”), a private limited liability company organized and existing under the laws of the Netherlands with its registered office and principal place of business located at Nieuwezijds Voorburgwal 104, 1012 SG Amsterdam, the Netherlands.
Ziva Cancun Franchisee, Zilara Cancun Franchisee, Rose Hall Franchisee, Ziva Los Cabos Franchisee, Ziva Puerto Vallarta Franchisee, and Cap Cana Franchisee are hereinafter collectively referred to as “Franchisees” and each individually as a “Franchisee”.
Hyatt and Franchisees are hereinafter collectively referred to as the “Parties” and each individually as a “Party”.

BACKGROUND
A.Hyatt and Franchisees, other than Cap Cana Franchisee, are parties to those certain existing franchise agreements set forth on Exhibit A attached hereto (collectively, the “Existing Hyatt Franchise Agreements”).
B.On August 15, 2021, Hyatt announced that it had signed a definitive agreement to purchase Apple Leisure Group, which operates all-inclusive resorts in various markets.
C.Based upon the announcement, the Parties have agreed to make certain amendments to the Existing Hyatt Franchise Agreements on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the covenants, mutual benefits to be derived, and the representations and warranties, conditions and promises contained herein, and intending to be legally bound, the Parties hereby agree as follows:
1.    Definitions
In this Third Amendment, in addition to terms otherwise defined herein, the following words and expressions shall have the following meanings:
“Brand Hotels” shall mean an all-inclusive resort operated under either the Hyatt Ziva or Hyatt Zilara brand, and related Proprietary Marks and other aspects of the Hotel System.
“Cap Cana Franchise Agreement” shall mean the Franchise Agreement dated as of December 14, 2016 (as the same has been and may be further amended, modified and/or supplemented from time to time) between Hyatt and Cap Cana Franchisee.
“Cap Cana Resorts” shall mean a collective reference to the resorts subject to the Cap Cana Franchise Agreement and commonly known as Hyatt Ziva and Hyatt Zilara Cap Cana.
“Existing Playa Resorts” shall mean a collective reference to the resorts subject to the Existing Hyatt Franchise Agreements and commonly known as Hyatt Ziva Cancun, Hyatt Ziva Puerto Vallarta, Hyatt Ziva Los Cabos, Hyatt Zilara Cancun, Hyatt Ziva Rose Hall, and Hyatt Zilara Rose Hall.
All capitalized terms referred to in this Third Amendment that are not defined herein shall have the meanings set forth in the Existing Hyatt Franchise Agreements.
2.    AOP Term
The definition of “AOP Term” set forth in Section 1.1 of each of the Existing Hyatt Franchise Agreements is hereby deleted and replaced with the following with respect to the applicable Existing Playa Resorts:
“AOP Term” shall mean, for each Existing Playa Resort, the period of time that each area of protection for such hotel shall remain in effect, as provided for in Section 3(a) of this Agreement and set forth with specificity in Exhibit B-1 (Hyatt Ziva Cancun and Hyatt Zilara Cancun), Exhibit B-2 (Hyatt Ziva Rose Hall and Hyatt Zilara Rose Hall), Exhibit B-3 (Hyatt Ziva Los Cabos), and Exhibit B-4 (Hyatt Ziva Puerto Vallarta) attached hereto.

3.    Territorial Restrictions
Notwithstanding anything set forth in the Existing Hyatt Franchise Agreements and the Cap Cana Franchise Agreement to the contrary, the Parties hereby agree as follows:
a.Areas of Protection. Neither Hyatt nor any of its Affiliates will open or operate, or authorize any other party (whether under a license or franchise from Hyatt or its Affiliates or otherwise) to open or operate, any Brand Hotel (except for the Existing Playa Resorts) the physical premises of which are located within the Areas of Protection set forth on the attached Exhibit B-1, Exhibit B-2, Exhibit B-3 and Exhibit B-4 during the AOP Term applicable to each Existing Playa Resort ( collectively, the “Hyatt AOP Restrictions”). Except as set forth in Section 3(b) below, the area of protection for the Cap Cana Resorts will continue to be governed by the terms of the Cap Cana Franchise Agreement with respect to those properties.
b.No Other Restrictions. Except for the Hyatt AOP Restrictions provided in Section 3(a), there are no restrictions on Hyatt or its Affiliates with respect to development, operation and/or licensing of hotel brands and all-inclusive resorts whether or not those activities compete with the Brand Hotels. Hyatt and its Affiliates may at any time operate, license or provide services to (or grant the right to others to operate, license and/or provide services to) all-inclusive hotel properties within and outside the Areas of Protection set forth on the attached Exhibit B-1, Exhibit B-2, Exhibit B-3 and Exhibit B-4 and otherwise under brands other than HAI Resort Brands. Franchisees, for themselves and their respective Affiliates, expressly acknowledge and agree that, except for the Hyatt AOP Restrictions set forth in the first sentence of Section 3(a), and notwithstanding anything to the contrary set forth in the Existing Hyatt Franchise Agreements or the Cap Cana Franchise Agreement, Hyatt will have the right to operate, license and/or provide services to all-inclusive properties in all markets, including those markets in which the Cap Cana Resorts and the Existing Playa Resorts operate, in connection with the potential acquisition of Apple Leisure Group, and, further, that Franchisees and their respective Affiliates will not have any right to pursue any claims, demands, or damages as a result of these activities, whether under breach of contract, unfair competition, implied covenant of good faith and fair dealing, fiduciary duty, divided loyalty, or other theories.
c.For the avoidance of doubt, the terms and conditions of Section 3(a) and (b) supersede all prior understandings and agreements among the Parties and their respective Affiliates with respect to areas of protection and exclusive market arrangements for the Existing Playa Resorts. In the event of any conflict between the terms of this Third Amendment and the Existing Hyatt Franchise Agreements or the Cap Cana Franchise Agreement, the terms of this Third Amendment shall prevail and all other written and oral understandings with respect to such matters shall be deemed null and void.
4.    Estoppel.

Each Franchisee hereby represents and warrants to Hyatt that as of the Effective Date neither such Franchisee, nor, to such Franchisee’s knowledge, Hyatt, is in default under any of the terms, covenants or provisions of the applicable Existing Hyatt Franchise Agreement or the Cap Cana Franchise Agreement, as the case may be, and has no knowledge of any event which, but for the passage of time or the giving of notice or both, would constitute an event of default by any party under the applicable Existing Hyatt Franchise Agreement or the Cap Cana Franchise Agreement.

Hyatt hereby represents and warrants to each Franchisee that as of the Effective Date neither Hyatt, nor, to Hyatt’s knowledge, any Franchisee, is in default under any of the terms, covenants or provisions of the applicable Existing Hyatt Franchise Agreement or the Cap Cana Franchise Agreement, as the case may be, and has no knowledge of any event which, but for the passage of time or the giving of notice or both, would constitute an event of default by any party under the applicable Existing Hyatt Franchise Agreement or the Cap Cana Franchise Agreement.

5.    Effect

This Third Amendment is an amendment to, and forms a part of, the Existing Hyatt Franchise Agreements and Cap Cana Franchise Agreement. Except as expressly amended by this Third Amendment, the Existing Hyatt Franchise Agreements and the Cap Cana Franchise Agreement will continue in full force and effect. The recitals to this Third Amendment are a part of this Third Amendment, which together with the Existing Hyatt Franchise Agreements and Cap Cana Franchise Agreement, constitutes the entire agreement between the Parties, and there are no oral or other written understandings, representations or agreements between the Parties relating to the subject matter of this Third Amendment. No modification, change or alteration of this Third Amendment shall be effective unless in writing and executed by the Parties.

6.    Counterparts

This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and a Party may enter into this Third Amendment by executing a counterpart.

IN WITNESS WHEREOF, the Parties have executed and delivered this Omnibus Third Amendment to Franchise Agreement on the day and year first above written.

HYATT: HYATT FRANCHISING LATIN AMERICA, L.L.C. By: /s/ Jim Chu Name: Jim Chu Title: Global Head of Development and Owner Relations Date:	ZIVA CANCUN FRANCHISEE: CAMERON DEL CARIBE, S. DE R.L. DE C.V. By: /s/ Ryan Hymel Name: Ryan Hymel Title: Authorized Person Date:
ZILARA CANCUN FRANCHISEE: GRAN DESING & FACTORY, S. DE R.L. DE C.V. By: /s/ Ryan Hymel Name: Ryan Hymel Title: Authorized Person Date:	ROSE HALL FRANCHISEE: PLAYA HALL JAMAICAN RESORT LIMITED By: /s/ Ryan Hymel Name: Ryan Hymel Title: Authorized Person Date:
ZIVA LOS CABOS FRANCHISEE: PLAYA CABOS BAJA, S. DE R.L. DE C.V. By: /s/ Ryan Hymel Name: Ryan Hymel Title: Authorized Person Date:	ZIVA PUERTO VALLARTA FRANCHISEE: CAMERON DEL PACIFICO, S. DE R.L. DE C.V. By: /s/ Ryan Hymel Name: Ryan Hymel Title: Authorized Person Date:

CAP CANA FRANCHISEE:

PLAYA DOMINICAN RESORT B.V.

By: /s/ Ryan Hymel
Name: Ryan Hymel
Title: Authorized Person
Date:
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